UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2015 (April 20, 2015)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 20, 2015, the Board of Directors (the “Board”) of TICC Capital Corp. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to change the stockholder vote requirement to elect directors to the Board. Previously, the affirmative vote of the holders of a majority of the shares of the Company’s stock outstanding and entitled to vote was required to elect a director to the Board. The Second Amended and Restated Bylaws modify such requirement to provide that a plurality of all the votes cast at a meeting of the Company’s stockholders duly called and at which a quorum is present will be sufficient to elect a director to the Board.

The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 21, 2015	TICC CAPITAL CORP.

By: /s/ Saul B. Rosenthal
Saul B. Rosenthal
President